ITEM 99.77C

AON ASSET MANAGEMENT FUNDS, INC. ("THE FUND") REPORT OF SHAREHOLDER MEETINGS


On July 10, 1996 a special meeting of shareholders was held. There were 292,151,194.350 outstanding shares of the Class A Money Market Portfolio eligible to vote at the meeting and 85,562.61 outstanding shares of the Class B Flexible Asset Allocation Portfolio eligible to vote at the meeting.

At the meeting the following Directors were elected by the shareholders of both Portfolios voting together.


					    VOTES
					    -----
								    Broker           Broker
								    ------           ------
			   For               Against     Withheld   Non-Votes
			   ---               -------     --------   ---------
Michael Cavataio           286,374,057.038   36,177.8    0          0
Michael A. Conway          286,374,057.038   36,177.8    0          0
Carleton D. Pearl          286,374,057.038   36,177.8    0          0
Richard J. Peters          286,374,057.038   36,177.8    0          0
Donald W. Phillips         286,374,057.038   36,177.8    0          0


These gentlemen comprise the entire Board of Directors of the Fund and following the reorganization discussed below will comprise the entire Board of Trustees of Aon Funds.

Other matters voted on at the meeting were as follows:

Approval of an Agreement and Plan of Reorganization providing for the acquisition of all of the assets of each Portfolio of the Fund by a corresponding series of Aon Funds, a Delaware business trust (the "Trust") in exchange for shares of beneficial interest in each such series of the Trust, the distribution of such shares of each series of the Trust to shareholders of the corresponding Portfolio of the Fund, and the subsequent dissolution of the Fund, with the shareholders of each such portfolio of the Fund voting separately with respect to the approval of the Agreement and Plan of Reorganization.



					     VOTES
					     -----
								    Broker           Broker
								    ------           ------
			   For               Against     Withheld   Non-Votes
			   ---               -------     --------   ---------
Money Market Portfolio     279,152,583.038   36,177.8    0          0

Flexible Asset Allocation        85,562.61      0        0          0
Portfolio


Approval of the proposed amended Investment Advisory Agreement with Aon Advisors, Inc., with the shareholders of each Portfolio of the Fund voting separately with respect to such approval.



					     VOTES
					     -----
								    Broker           Broker
								    ------           ------
			   For               Against     Withheld   Non-Votes
			   ---               -------     --------   ---------
Money Market Portfolio     279,152,583.038   36,177.8    0          0

Flexible Asset Allocation        85,562.61      0        0          0
Portfolio